SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CIRCOR INTERNATIONAL

                    GAMCO INVESTORS, INC.
                                11/10/00            1,500-           11.3333
                                10/30/00            1,000-           11.0625
                                10/26/00              350-           10.1875
                                10/18/00            1,000-           10.8750
                                10/10/00            1,500-           10.0000
                                10/09/00            1,000-           10.1250
                                10/03/00              150-           10.1250
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                11/15/00          200,000-             *DO











          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.